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                                                                       EXHIBIT 5

                                February 3, 1997

The Board of Directors
First Brands Corporation
83 Wooster Heights Road
Danbury, Connecticut 06813-1911

        Re:    First Brands Corporation
               Registration Statement on
               Form S-8 (No. 333-               )
               ----------------------------------

Dear Sirs:

        I am the General Counsel to First Brands Corporation, a Delaware corporation (the "Company"), and have acted as its counsel in connection with its Registration Statement on Form S-8 (the "Registration Statement") being filed on the date hereof and relating to 120,000 shares of Common Stock, $0.01 par value per share (the "Common Stock"), of the Company and the related
Preferred  Stock  Purchase  Rights  (such shares of Common Stock and the related
Preferred Stock Purchase Rights, collectively, the "Shares") which may be offered and sold pursuant to the First Brands Corporation Non-Employee Directors Stock Option Plan (the "Plan") of the Company.

        In that connection, I have examined originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate for the purpose of rendering this opinion, including: (a) the Restated Certificate of Incorporation of the Company, as amended to the date hereof; (b) the By-laws of the Company, as amended to the date hereof; (c) the Registration Statement; (d) resolutions adopted by the Board of Directors of the Company in respect of the Plan and the Rights Agreement, dated as of March 22, 1996 between the Company and Continental Stock Transfer and Trust Company, as Rights Agent; (e) the resolution adopted by the Stockholders of the Company ratifying the adoption of the Plan as set forth in Exhibit A to the Proxy Statement for the Annual Meeting of Stockholders held on October 27, 1995; and (f) the Plan.

        Based upon the foregoing, and assuming that the exercise price of any option granted under the Plan shall not be less than the par value of the Common Stock, I am of the opinion that the Shares have been duly authorized and will, when issued upon the exercise of options in


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accordance  with  provisions  of the Plan,  be  validly  issued,  fully paid and nonassesable.

        I hereby consent to the reference to me under the caption "Interest of Named Experts and Counsel" in the Registration Statement, to the reference to me under the caption "Legality" in the documents constituting the Prospectus relating to the Registration Statement, and to the filing of this opinion as
Exhibit 5 to the Registration Statement.

                                Very truly yours,

                                /s/ Einar M. Rod

                                Einar M. Rod
                                General Counsel

EMR/sc

                                      - 2 -

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